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                                                                  Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of Reynard Motorsport, Inc.

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-66317 of Reynard Motorsport, Inc. (the "Company") on Form S-1 of a) our report of the consolidated financial statements of Reynard Motorsport, Inc. dated December 1, 1998 and b) our report of the consolidated financial statements of Princetown Holdings Limited dated December 1, 1998, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

Our audits of the consolidated financial statements of Reynard Motorsport, Inc. also included the financial statement schedule of Reynard Motorsport, Inc., listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ Deloitte & Touche
London, England

December 17, 1998